UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2019
____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 14, 2019 (the “Annual Meeting”), the stockholders elected each of the following individuals to serve on the Board for a term of three years, or until his or her successor is duly elected and qualified.

Proposal 1: Election of Directors	Votes For	Votes Withheld	Broker Non- Votes
James E. Cashman, III	110,804,757	366,151	14,869,075
Liam K. Griffin	107,951,877	3,219,031	14,869,075
In addition, the following proposals were voted on at the Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: To increase the number of shares reserved under the Company’s 1994 Employee Stock Purchase Plan by 3,000,000 shares	110,693,388	407,078	70,442	14,869,075
	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3: To ratify the appointment of Ernst & Young LLP as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2019	125,114,089	818,020	107,874	0
	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 4: Advisory (non-binding) proposal on executive compensation	107,916,006	3,011,690	243,212	14,869,075

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.		Description

10.1		1994 Employee Stock Purchase Plan, as amended.*
	*	Incorporated by reference to Exhibit A of the National Instruments Corporation proxy statement dated and filed on April 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ Alex M. Davern
Name: Alex M. Davern Title: Chief Executive Officer

Date:  May 14, 2019